UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

HORIZON LINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry into a Material Definitive Agreement

Horizon Lines, LLC (“Horizon Lines”), an indirect wholly owned subsidiary of Horizon Lines, Inc. (the “Company”), on April 11, 2006 completed a series of agreements with Ship Finance International Limited (“SFL”) and certain of its subsidiaries to charter five container vessels, each with capacity of 2,824 twenty-foot equivalent units (collectively, the “Vessels”). SFL Holdings LLC (“SFL Holdings”), a wholly owned subsidiary of SFL, has entered into five separate memoranda of agreement (collectively, the “MoAs”) as a buyer with the companies that have existing contracts with Hyundai Mipo Dockyard Co. Ltd. for the construction of the Vessels (collectively, the “Sellers”). SFL has guarantied the performance by SFL Holdings of its obligations under the MoAs. Upon delivery of each Vessel to SFL Holdings by the applicable seller under the applicable MoA, SFL Holdings will transfer the Vessel to one of the following of its wholly owned subsidiaries (collectively, the “Shipowners”): HL Eagle LLC, HL Falcon LLC, HL Hawk LLC, HL Hunter LLC, and HL Tiger LLC. The Shipowner to whom the Vessel is transferred will in turn bareboat charter the Vessel to Horizon Lines.

The purchase price to be paid by the Shipowners of the Vessels upon delivery will be partially funded with the proceeds of bank term loans to the Shipowners in the aggregate principal amount of $210 million made by a syndicate of banks (the “Fortis-Led Lenders”) led by Fortis Capital Corp. (“Fortis”). The credit agreement governing these bank term loans (the “Fortis Credit Agreement”) also provides for the issuance of standby letters of credit (the “Fortis Letters of Credit”), which have been used as security deposits under certain of the MoAs. In addition, the Fortis Credit Agreement provides for forward starting swaps to permit the Shipowners to lock in the interest rate on the term loan related to each Vessel.

The agreement of Horizon Lines and SFL, SFL Holdings and the Shipowners with respect to the aforementioned transactions is reflected in an Agreement to Acquire and Charter, a Reimbursement Agreement, and five separate Bareboat Charters. In addition, the Company has issued a Guarantee in favor of the Shipowners with respect to the performance by Horizon Lines of its obligations under the Agreement to Acquire and Charter, the Reimbursement Agreement, the Bareboat Charters, and an Interest and L/C Liability Agreement, among Horizon Lines, SFL and Fortis. Copies of the Agreement to Acquire and Charter, Guarantee, Reimbursement Agreement, and Interest and L/C Liability Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

As partial security for the Shipowners’ obligations under the Fortis Credit Agreement, the Shipowners have assigned their interests to Fortis in the Reimbursement Agreement, Bareboat Charters, and the Guarantee, and SFL has guaranteed the Shipowners’ liabilities with respect to the interest-rate swaps and the Fortis Letters of Credit issued under the Fortis Credit Agreement during the period prior to vessel delivery, except to the extent any such liability is the result of a default by Horizon Lines under the Agreement to Acquire and Charter.

During the pre-delivery period, SFL Holdings will be liable to the Sellers under the MoAs for any failure to perform its obligations as the buyer thereunder. To partially secure its performance of the MoAs, SFL Holdings has caused security deposits to made on April 11, 2006 in the form of cash (from sources other than Horizon Lines) and Fortis Letters of Credit in the aggregate amount of $36,507,500 (collectively, the “SFL Security Deposits”). The aggregate stated amount of the Fortis Letters of Credit included in the SFL Security Deposits is $25,537,500.

Pursuant to the Agreement to Acquire and Charter and the Reimbursement Agreement, Horizon Lines has agreed to reimburse SFL, SFL Holdings and the Shipowners for their respective losses if there is a default by SFL Holdings as the buyer under the MoAs except under certain circumstances. The losses covered include forfeiture of the SFL Security Deposits, any damage claims made against SFL Holdings by the Sellers under the MoAs (to the extent such claims exceed the SFL Security Deposits), any liabilities of SFL and the Shipowners to Fortis for any draws on the letters of credit, any interest due under the Fortis Credit Agreement as a result of any such draws, and any interest-rate swap breakage fees. In addition, SFL Holdings has the right to require Horizon Lines to assume its obligations to the Sellers under the MoAs under certain circumstances.

To secure certain of its obligations under the Reimbursement Agreement (which was assigned by the Shipowners to Fortis), Horizon Lines has delivered letters of credit to Fortis in an aggregate stated amount of $29,337,500 (the “Horizon Letters of Credit”). To obtain the Horizon Letters of Credit, Horizon Lines, together with Horizon Lines Holding Corp., UBS AG, Stamford Bank, as administrative agent (in such capacity, the “Administrative Agent”), UBS AG, Stamford Branch, as issuing bank, and certain lenders, entered into Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Credit Agreement, dated as of April 7, 2005, (as amended, the “Pre-Existing Horizon Credit Agreement”), among such parties and the other parties thereto (if any). Amendment No. 2 amended the Pre-Existing Horizon Credit Agreement by, among other things, (i) increasing the aggregate amount of letters of credit permitted under the Pre-Existing Horizon Credit Agreement from $20,000,000 to $41,000,000 and (ii) permitting Horizon Lines or any of its subsidiaries to guarantee, directly or indirectly, up to $42,500,000 of the obligations of SFL and/or any of its subsidiaries or affiliates in connection with the charter by Horizon Lines of the Vessels from the Shipowners. A copy of Amendment No. 2 is attached hereto as Exhibit 10.5 and incorporated herein by reference. The Horizon Letters of Credit were issued by UBS AG, Stamford Branch, pursuant to the Pre-Existing Horizon Credit Agreement, as amended by Amendment No. 2. The Horizon Letters of Credit will be returned to Horizon Lines following the release to SFL Holdings of the SFL Security Deposits for the Vessels.

The Company and Horizon Lines have entered into an Agreement regarding Debt Assumption with SFL, SFL Holdings, the Shipowners and Fortis, pursuant to which Horizon Lines has the right to assume the Shipowners’ obligations under the

Fortis Credit Agreement in the event that Horizon Lines exercises its right under the Bareboat Charters to purchase all of the Vessels or the equity interests in the Shipowners, provided that Horizon Lines delivers the collateral documentation required under the Fortis Credit Agreement and reaches agreement with the Fortis-Led Lenders to conform the financial covenants of the Shipowners under the Fortis Credit Agreement to those contained in the Pre-Existing Horizon Lines Credit Agreement, as amended, or, if there is no such credit agreement, covenants to be negotiated.

The Bareboat Charters for the Vessels are “hell or high water” charters, and Horizon Lines’ obligation to pay charter hire to the Shipowners for the Vessels is absolute and unconditional. The aggregate annual charter hire for the Vessels is approximately $32 million based on certain assumptions with respect to final vessel price and interest rates that will be adjusted on the date of the delivery of the particular Vessel. Horizon Lines is responsible for crewing, insuring, maintaining and repairing the Vessels and all other operating costs. The term of each of the Bareboat Charters is twelve years from the date of delivery of the related Vessel, with a three-year renewal option exercisable by Horizon Lines. In addition, Horizon Lines has the option to purchase the Vessels following the five, eight, twelve and, if applicable, fifteen year anniversaries of the date of delivery at pre-agreed purchase prices. If Horizon Lines elects to purchase the Vessels after the fifth or eighth year, it has the right to assume the outstanding debt under the Fortis Credit Agreement, which will be credited against the purchase price paid by it for such purchase. If Horizon Lines elects not to purchase the Vessels at the end of the initial twelve-year period and the Shipowners sell the Vessels for less than a specified amount, Horizon Lines is responsible for paying the amount of such shortfall, which shall not exceed $3,750,000 per Vessel. If the Vessels are to be sold by the Shipowners to an affiliated party for less than a different specified amount, Horizon Lines has the right to purchase the Vessels for that different specified amount.

In connection with its consent to the assignment of the Bareboat Charters to Fortis, Horizon Lines has entered into separate Subordination and Non-Disturbance Agreements, dated April 10, 2006, with Fortis with respect to each of the Vessels. Under the terms of those agreements, Horizon Lines has agreed to subordinate the lien of the Bareboat Charters to the lien of mortgages in favor of Fortis, and Fortis has agreed to allow Horizon Lines to have peaceful possession and quiet enjoyment of the Vessels following any foreclosure or other sale or transfer by Fortis of the Vessels provided that Horizon Lines is not in default under the Bareboat Charters.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 2.01 is incorporated herein by reference.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 2.01 is incorporated herein by reference.

ITEM 8.01	Other Events

On April 11, 2006, the Company issued a press release with respect to the matters referred to in Item 2.01 A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SAFE HARBOR STATEMENT

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Current Report on Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1†*	Agreement to Acquire and Charter dated as of April 7, 2006, among Ship Finance International Limited, SFL Holdings, LLC, the five companies listed in Appendix I thereto, and Horizon Lines, LLC.

10.2*	Guarantee, dated April 7, 2006, by Horizon Lines, Inc. in favor of each of HL Tiger LLC, HL Hunter LLC, HL Hawk LLC, HL Falcon LLC, and HL Eagle LLC.

10.3*	Reimbursement Agreement, dated April 7, 2006, among Horizon Lines, LLC, Ship Finance International Limited, SFL Holdings LLC and the five companies listed on Appendix I thereto.

10.4*	Interest and L/C Liability Agreement dated April 10, 2006, among Horizon Lines, LLC, Ship Finance International Limited and Fortis Capital Corp., as Security Trustee for the Lenders and the Swap Providers.

10.5*	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of April 7, 2006, among Horizon Lines, LLC, UBS AG, Stamford Branch, as Administrative Agent, UBS AG, Stamford Branch, as Issuing Bank, and the Lenders party thereto.

99.1*	Press Release dated April 11, 2006.

*	Filed herewith.
†	Portions of this document were omitted and filed separately pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: April 17, 2006	By:	/S/ M. MARK URBANIA
M. Mark Urbania
Senior Vice President, Chief Financial Officer
and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1†*	Agreement to Acquire and Charter dated as of April 7, 2006, among Ship Finance International Limited, SFL Holdings, LLC, the five companies listed in Appendix I thereto, and Horizon Lines, LLC.

10.2*	Guarantee, dated April 7, 2006, by Horizon Lines, Inc. in favor of each of HL Tiger LLC, HL Hunter LLC, HL Hawk LLC, HL Falcon LLC, and HL Eagle LLC.

10.3*	Reimbursement Agreement, dated April 7, 2006, among Horizon Lines, LLC, Ship Finance International Limited, SFL Holdings LLC and the five companies listed on Appendix I thereto.

10.4*	Interest and L/C Liability Agreement dated April 10, 2006, among Horizon Lines, LLC, Ship Finance International Limited and Fortis Capital Corp., as Security Trustee for the Lenders and the Swap Providers.

10.5*	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of April 7, 2006, among Horizon Lines, LLC, UBS AG, Stamford Branch, as Administrative Agent, UBS AG, Stamford Branch, as Issuing Bank, and the Lenders party thereto.

99.1*	Press Release dated April 11, 2006.

*	Filed herewith.
†	Portions of this document were omitted and filed separately pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.